Exhibit 10.4
EXCHANGE AGREEMENT
This Exchange Agreement (the “Agreement”) is entered into as of the date set forth on the signature pages below, by and among Evofem Biosciences, Inc., a Delaware corporation with offices located at 12400 High Bluff Drive, Suite 600, San Diego, California 92130 (the “Company”) and the investor signatory hereto (the “Holder”), with reference to the following facts:
A.Prior to the date hereof, the Company entered into that certain underwriting agreement, dated May 20, 2022, pursuant to which the Company issued certain warrants (the “May Warrants”) to purchase common stock of the Company, par value $0.0001 per share (the “Common Stock”).
B.Prior to the date hereof, pursuant to each one or more of those certain Securities Purchase Agreements, each dated as of the date for such agreement set forth on the signature page of the Holder attached hereto, by and between the Company and the investors party thereto (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Securities Purchase Agreements”), the Company issued (x) one or more senior subordinated notes (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, collectively the “Original Notes”) and certain warrants to purchase Common Stock (as defined in the Securities Purchase Agreement) to the Holder (collectively, the “Original Warrants”), as the initial holder.
C.Prior to the date hereof, pursuant to each one or more of those certain Exchange Agreements, each dated as of the May 4, 2022, by and between the Company and the investors party thereto (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, collectively the “May Exchange Agreements”), the Company exchanged one or more Original Notes into one or more senior subordinated notes (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, collectively the “Existing Notes”) to the Holder. Capitalized terms used but not otherwise defined herein shall have the meaning as set forth in each of the Securities Purchase Agreements (as amended by the May Exchange Agreements).
D.As defined herein, “Transaction Documents” means: (i) the Securities Purchase Agreements; (ii) the Original Notes; (iii) the Original Warrants; (iv) the May Exchange Agreements, (v) the Existing Notes, and (vi) those certain senior subordinated notes issued to the Holders on May 24, 2022.
E.The Company acknowledges and agrees that one or more Events of Default (as defined in the Existing Notes) exists as of the date hereof and in lieu of paying the Event of Default Redemption Price (as defined in the Existing Notes) to the Holder (the “Existing Note Value”), the Company and the Holder desire to (x) exchange (the “Exchange” or the “Transaction”) the Existing Notes (including, without limitation, the right of the Holder to be paid the Existing Note Value in accordance therewith), on the basis and subject to the terms and conditions set forth in this Agreement, for a prepaid right to receive that number of shares of Common Stock set forth on the signature page hereof, in substantially the form attached hereto as Exhibit A (such prepaid right, the “Right” and such underlying shares of Common Stock, the “Right Shares”, collectively with the Right, the “Securities”) and (y) with respect to any May Warrants the Holder has as of the date hereof (or acquires on or after the date hereof), to waive certain terms and conditions of the May Warrants.
F.The Securities and this Agreement and such other documents and certificates related thereto are collectively referred to herein as the “Exchange Documents”.

G.The Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.Exchange and Waiver.
(a)    Exchange. On the date hereof, pursuant to Section 3(a)(9) of the Securities Act, the Holder shall convey, assign and transfer the Existing Notes to the Company in exchange for which the Company shall issue the Right to the Holder. On the date hereof, in exchange for the Existing Notes, the Company shall execute and deliver the Right to the Holder, which Right shall be issued without restricted legend and shall be freely tradable by the Holder. Immediately following the delivery of the Right to the Holder (or its designee), the Holder shall relinquish all rights, title and interest in the Existing Notes (including any claims the Holder may have against the Company related thereto) and assign the same to the Company, and the Existing Notes shall be deemed canceled. In addition, effective upon the later of the Company’s and the Holder’s execution and delivery of this Agreement and the issuance of the Right, without any further action required by the Company or the Holder, all of the Company’s obligations set forth in the Existing Notes and Transaction Documents (including, without limitation, any right of repayment) shall be immediately deemed satisfied in full and terminated in their entirety, including, but not limited to, any security interest effected therein.
(b) Waiver. Effective as of the time of consummation of the Exchange, solely with respect to (i) any May Warrants held by the Holder (or any of its Affiliates) as of the date hereof or (ii) any May Warrants acquired by the Holder (or any of its Affiliates) from and after the date hereof (collectively, the “Holder May Warrants”), the Holder hereby waives, in part, Section 3(g) of each of the Holder May Warrants such that no adjustment to the aggregate number of Warrant Shares (as defined in the May Warrants) issuable upon exercise of the Holder May Warrants shall occur in connection with any adjustment of the Exercise Price (as defined in the May Warrants) as a result of Section 3(b) thereof.
2.Company Representations and Warranties. As a material inducement to the Holder to enter into this Agreement and consummate the Exchange, the Company hereby represents and warrants with and to the Holder, as of the date hereof, as follows:
(a)Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.
(b)Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Securities and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Securities in accordance with the terms hereof. The execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Board of Directors of the Company and, other than such filings required under applicable securities or “Blue Sky” laws of the states of the United States (the “Required Approvals”) and no further filing, consent, or authorization is required by the Company or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(c)No Conflict; Required Filings and Consents.
(i)The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, bylaws or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.
(ii)Except as has already been obtained, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Approvals), any Governmental Entity or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the date hereof, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents.
(d)Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.
(e)Issuance of Securities. The issuance of the Securities is duly authorized and upon issuance in exchange for the Existing Notes or exercise of the Right, as applicable, and in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, shall be freely tradeable by the Holder and shall be issued without any restricted legend. Upon issuance in accordance with the Right, the Right Shares will be validly issued, fully paid and nonassessable and free from all Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. By virtue of Section 4(a)(2) and Rule 144(d)(3)(ii) under the Securities Act, the Securities will have a Rule 144 (as defined below) holding period that will be deemed to have commenced as of the Closing Date (as defined in the applicable Securities Purchase Agreement), the date of the original issuance of the applicable Original Note to the Holder. At any time on and after the date hereof and subject to the Holder’s representations and warranties contained in this Agreement, neither the Right nor the Right Shares shall be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144 of the Securities Act (“Rule 144”), provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.
(f)No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Existing Notes for the Securities as contemplated hereby.
(g)Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. All disclosure provided to the Holder regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
3.Holder’s Representations and Warranties. As a material inducement to the Company to enter into this Agreement and consummate the Exchange, the Holder hereby represents and warrants with and to the Company, as of the date hereof, as follows:
(a)Organization and Authority. The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Holder and the consummation by Holder of the transactions contemplated hereby has been duly authorized by Holder’s board of directors or other governing body. This Agreement has been duly executed and delivered by Holder and constitutes the legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms.
(b)Ownership of Existing Notes. The Holder owns the Existing Notes free and clear of any Liens (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws).
(c)Reliance on Exemptions. The Holder understands that the Securities acquired hereunder and upon exercise of the Right are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.
(d)Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(e)No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.
(f)No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Existing Notes for the Securities as contemplated hereby.
4.Covenants.
(a)Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first Business Day after the date of this Agreement, file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Documents, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the SEC by the Company (including, without limitation, this Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Documents or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K

Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.
(b)Fees. The Company shall reimburse Kelley Drye & Warren LLP, on demand, for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby) in an aggregate non-accountable amount equal to $[__] (the “Legal Fee Amount”).
(c)Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Securities may be tacked onto both the holding period of the Existing Note and the holding period of the Original Note, and the Company agrees not to take a position contrary to this Section 4(c). The Company acknowledges and agrees that, subject to the Holder's representations and warranties contained in this Agreement, the Securities shall not be required to bear any restrictive legend and shall be freely transferable by the Holder pursuant to and in accordance with Rule 144, provided, for the avoidance of doubt, that the Holder shall not be an affiliate of the Company and shall not have been an affiliate during the 90 days preceding the date of any transfer.
(d)Blue Sky. The Company shall, on or before the tenth (10th) calendar day after the date hereof, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), if any. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Holder.
(e)Reporting Status. Until the date no Right remain outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.
(f)Financial Information. The Company agrees to send the following to any holder of the Right (each, an “Investor”) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) unless the following are either filed with the SEC through EDGAR or are otherwise widely disseminated via a recognized news release service (such as PR Newswire), on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries and (iii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.
(g)Reverse Stock Split. From the Issuance Date (as defined in the Right), until ninety (90) days following such date, the Company shall not complete a reverse stock split or reclassification of the Company’s common stock without the prior written consent of the Holder.

(h)Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a holder of the Securities without restriction in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.
(i)Effective Date. Except as otherwise provided herein, this Agreement shall be deemed effective as of such date that Company and the Holder shall have duly executed and delivered this Agreement (the “Effective Date”).
(j)No Commissions. Neither the Company nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.
(k)Termination. Notwithstanding anything contained in this Agreement to the contrary, if the Effective Date has not occurred and the Company does not deliver the Right to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to the Company at any time after the fifth (5th) Business Day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Existing Notes shall not be cancelled hereunder and shall remain outstanding as if this Agreement never existed.
(l)Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

(i)Miscellaneous. Section 9 of the Securities Purchase Agreements is hereby incorporated by reference herein, mutatis mutandis.
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IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of the date set forth on the signature page of the Holder below.

COMPANY:

EVOFEM BIOSCIENCES, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, Holders and the Company have executed this Agreement as of September [__], 2022.

HOLDER: [____________________] By:_____________________________ Name: Title: Email: Address:

Aggregate Existing Note Value of all Existing Notes of Holder to be Exchanged

$__________________

Number of Shares of Common Stock Underlying Right

___________________

Exhibit A
Form of Right to Receive Common Stock